Exhibit 10.1

Facility Letter

Ref. YBL/MUM/FL/221/2017-2018
August 18, 2017

Majesco Software & Solutions India Private Limited
805 President House,
Near Ambawadi Circle,
Ahmedabad 380 015

Dear Sirs,

Ref.: Addendum to Facility Letter no. YBL/MUM/FL/0619/2016-2017 dated September 27, 2016.

We, **YES Bank Limited** ('YBL' or 'the Lender'), are pleased to advise the addendum with reference to Facility Letter no. YBL/MUM/FL/0619/2016-2017 dated September 27, 2016 (the "Facility Letter") with regard to the credit facility to **Majesco Software & Solutions India Private Limited** (the "Borrower"). The conditions mentioned below replace and /or are in addition to the earlier clauses in our Facility Letter. The other terms and conditions in the said Facility Letter stand mutatis mutandis.

1 Facility Details

S. No	Facility Description	Applicable Rate of Interest/ Commission	Security	Financial Covenant / Special Terms & Conditions
1	**Facility:** Pre Shipment in Foreign Currency (PCFC) [Existing Facility] **Amount:** INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] **Purpose:** Working capital **Tenor:** Maximum of 3 months **Nature:** Redrawal permitted within availability period **Availability period:** 12 months subject to annual review **Additional Rate of**	**Interest:** To be decided at the time of disbursement.	First Pari Pasu charge over the current assets of the borrower.	• Margin: 10% of Order amount • PCFC will be on running account basis • Counter parties for PCFC: ➢ Majesco UK Ltd ➢ Majesco, USA ➢ Majesco Software and Solutions Inc (MSSI) ➢ Majesco Canada Ltd (MCAN) ➢ Majesco Thailand Co. Ltd. ➢ Majesco Sdn Bhd (Malaysia) • Transactions will be for group companies of MSSIPL • Any incremental exposure/ disbursement beyond INR 100 MM to be backed by min 100% goodwill FDR with YBL in company or Majesco Limited.

For MAJESCO SOFTWARE AND SOLUTIONS INDIA PVT. LTD.

Director / Authorised Signatory

Page 1 of 5

YES BANK Limited, YES BANK Tower, IFC 2, 23rd Floor, Senapati Bapat Marg, Elphinstone (W), Mumbai 400 013, India
Tel: +91(22) 3366 9000 Fax: +91(22) 2421 4500
Regd. & Corporate Office: Nehru Centre, 9th Floor, Discovery of India, Dr. A.B. Road, Worli, Mumbai 400 018, India.
Tel: +91(22) 6669 9000 Fax: +91(22) 6669 9060
Website: www.yesbank.in Email: communications@yesbank.in CIN - L65190MH2003PLC143249

Interest: 2% over and above applicable rate of interest la Facility: Post Shipment Credit in Foreign Currency (PSCFC) [Existing Facility] [Sublimit of facility 1 Interest: To be decided at the time of disbursement. Same as facility 1 above • LC and Non LC Backed Orders • Discounting of Group/ associate entities permitted • Any incremental exposure/ disbursement beyond INR 100 MM to be backed by min 100% goodwill FDR with YBL in company or Majesco Limited • Discounted debtors under PSCFC to be deducted from Monthly SS. above] Amount INR 130,000,000/- (Indian Rupees One Hundred and Thirty Million Only) [Existing Facility reduced from INR 300 MM] Purpose: Working capital Tenor: Maximum of 3 months Nature: Redrawal permitted within availability period Availability period: 12 months subject to annual review Additional Rate of Interest: 2% over and above applicable rate of interest 2 Other Conditions 1 Financial/ Other Covenants • Financial information to be provided Quarterly. • Proportionate cashflow to be routed through YBL account. 2 Documentation and Condition Precedent. As per Annexure I 3 Review Date Notwithstanding the terms herein and in conformity with normal business practice, we reserve the right to review this Facility or any of the terms and Page 2 of 5 conditions thereof or any other documents or security relating thereto. The facilities will be reviewed by May 22, 2018. All charges/fees paid to the Bank pursuant grant of Facilities hereto are non-refundable. Utilization of the above Facilities shall be subject to discretion of the Bank, compliance to all the conditions precedent, execution of all documents as mentioned above and no event of default or potential event of default having occurred. The Facility Letter shall remain valid and, save for the aforesaid amendments, unchanged. This Addendum to Facility Letter shall form an integral part of the Facility Letter Ref. No. YBL/MUM/FL/0619/2016-2017 dated September 27, 2016. The Borrower unconditionally agrees, acknowledges and undertakes that the Bank has an unconditional right to cancel the Facilities, whether in part or in full, at any time during the currency of the Facilities without any prior intimation of such cancellation to the Borrower. As per RBI Guidelines, all borrowers are required to declare details as per Annexure II while applying for credit facilities with from bank and you have already provided such details during discussion with us and/or in various documents provided to us. By counter signing your are confirming us that the details declared as in Annexure II are true and correct This offer shall be valid for acceptance until September 17, 2017. Kindly confirm to us, by signing on the duplicate copy of this letter, your acceptance of the foregoing terms and conditions and return the same to us so as to be received by us prior to the above date. Should you have any query regarding the above terms and conditions, please do not hesitate to contact the right-hand undersigned. Yours faithfully, YES BANK LIMITED Ameya Shripad Gundale Gurpreet Munial Executive Vice President Vice President Emerging Corporate Banking Emerging Corporate Banking We, Majesco Software & Solutions India Private Limited confirm acceptance of the above terms and conditions: Signature(s) / Company's stamp *[Please sign on the preceding pages as well] Title: Date: 13/09/2017 Place: Navi Mumbai Enclosed: Annexure I & Annexure II Page 3 of 5

ANNEXURE I DOCUMENTATION AND CONDITIONS PRECEDENT TO DISBURSEMENT The Bank shall not be obliged to disburse the Facilities unless and until, the Borrower shall have complied with the following conditions precedent unless expressly waived by the Bank: (a) Duplicate of this Facility Letter duly and unconditionally accepted and signed on each page by the Borrower's authorised signatory/ies; (b) A certified true copy of the resolutions of the Board of Directors of the Borrower and/or the third security provider, as the case may be, or relevant Committee of Board of Directors: (i) approving the terms of, and the transactions contemplated by the Transaction Documents to which it is a party and resolving that it executes, delivers and performs the Transaction Documents to which it is a party; (ii) authorising a specified person or persons to execute and deliver the Transaction Documents to which it is a party on its behalf; and (iii) Authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party. (c) CS/CA certification regarding compliance of statutory Prescriptions in terms of RBI circular on lending under consortium/multiple banking arrangements dated 10th Feb. 2009 on semi-annual basis; (d) Any other documents/certificates/resolutions/letters as may be required by the Lender(s). "Transaction Documents" as used under this Facility Letter means and include this Facility Letter and all other agreements, instruments, undertakings, indentures, deeds, writings, guarantees, letters of comfort and other documents (whether financing, security or otherwise) executed or entered into, or to be executed or entered into, by the Borrower or as the case may be, any other person, in relation, or pertaining, to the transactions contemplated by, or under this Facility Letter and/or the other Transaction Document, and each such Transaction Document as amended from time to time. Page 4 of 5

Annexure I Details of Borrowing Arrangements from Other Banks (INR Million) Position as on 30.04.2017 I. Name and address of bank/ institution II. Facilities availed A. Fund-based credit facilities (Indicate the nature of facilities e.g. working capital / demand loan / term loan / short term loan) / foreign currency loan, corporate loan / line of credit / Channel financing, bill discounting etc. amount and the purpose) As given below B. Non-fund-based facilities other than derivatives (Indicate the nature of facilities e.g. L/C,BG, DPG (I & F) etc. amount and the purpose) As given below III. Present outstanding As given below IV. Overdues position, if any As given below V. Requests for facilities which are under process As given below Name of Bank Fund based limit Fund based O/s Non fund limit Non fund O/s Term Loan limit Term Loan outstanding Yes Bank Ltd 300 96 0 0 - - StanC 200 0 0 0 - - Total 500 96 0 0 - - VI. Main and allied activities with locations Mumbai VII Demands by statutory authorities / current status thereof - Page 5 of 5